(LETTERHEAD)
Concord Commercial
Division of HSBC Business Loans, Inc.
One Marine Midland Center
Buffalo, New York 14203

June 20, 1996

Ultra Pac, Inc.
21925 Industrial Blvd.
Rogers, NN. 55374-9474

Re: Security Agreement and Related Promissory Note dated May 27, 1994

Dear Sir(s):

Reference is hereby directed toward that certain Security Agreement and related Promissory Note dated May 27, 1994 (hereafter referred to as "Contracts") between Ultra Pac, Inc. as Secured Party/Lender, with subsequent assignment to Concord Commercial, division of Marine Midland Business Loans, Inc. ("Concord") by means of that certain Participation Agreement ("Agreement" dated May 31, 1994 between NEFI and Concord.

This letter shall serve to modify said Contracts as follows:

(1)      As of December 28, 1995, the remaining unpaid balance is $1,252,397.47.

(2) Ultra hereby agrees that any Event of Default under its loan agreements with Norwest Credit, Inc., Norwest Finance, Inc, the CIT Group/Equipment Financing, Inc, or USL Capital Corporation, which Event of Default is not cured or waived by such lender (including, without limitation, any Event of Default caused by any of the financial covenants contained in such loan documents), shall constitute an Event of Default under the loan agreements with Concord.

(3) Commencing May 31, 1996, there remains thirty-six (36) consecutive monthly installments due as follows:

                                                         Period
                                  No. of   Months         Total
 Due Date           Amount Due   Payments  Between       Payments
 --------           ----------   --------  -------       --------
 05/31/96           $ 53,759.16     -1-      -1-       $   53,759.16
 06/30/96           $ 10,541.01     -1-      -1-       $   10,541.01
 07/31/96           $ 10,541.01     -1-      -1-       $   10,541.01
 08/31/96           $ 36,883.06    -32-      -1-       $1,180,257.92
 04/30/99           $ 292,072.22    -1-      -1-       $  292,072.22
                                                       -------------
                                                       $1,547,171.32

Telephone: (800) 511-1918
Facsimile: (716) 841-1713                                     Member HSBC Group


You will be invoiced directly by Concord for all future payments. All payments should be directed to the following address.

                          Concord Commercial
                          P.O. Box 751144
                          Charlotte, NC 28275

All other terms and conditions of said Contracts remain in full force and effect. Please acknowledge the above modification by signing this letter below, as indicated, and return to my office in the enclosed envelope. Thank you for your prompt attention to this matter.

Sincerely,

/s/ Michael Vitale

Michael Vitale
Portfolio Manager

MV/jms

Enclosure (s)

AGREED TO, ACKNOWLEDGED, AND ACCEPTED
Ultra Pac, Inc.

By: /s/ Brad C. Yopp

Title: CFO
Date: June 21, 1996